Exhibit 23.2



                       INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 33-86052 of First Cash, Inc. of our report dated September 4, 1997 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.







DELOITTE & TOUCHE LLP
Fort Worth, Texas
December 5, 1997